As Filed with the Securities and Exchange Commission on March 7, 2001

                                                           Registration No. 333-




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                                EATON CORPORATION
               (Exact name of issuer as specified in its charter)

                  Ohio                              34-0196300
     ------------------------------    -----------------------------------
         (State of Incorporation)       (IRS Employer Identification No.)

                       Eaton Center, Cleveland, Ohio 44114
                    (Address of principal executive offices)


                AEROQUIP-VICKERS SAVINGS AND PROFIT SHARING PLAN

                              (Full Title of Plan)


                            E. R. Franklin, Secretary
                       Eaton Center, Cleveland, Ohio 44114
                     (Name and address of agent for service)

                     Telephone number, including area code,
                      of agent for service: (216) 523-4103


                                              CALCULATION OF REGISTRATION FEE

                                                     Proposed             Proposed
Title of                                             Maximum              Maximum
Securities                      Amount               Offering             Aggregate               Amount of
to be                           to be                Price                Offering               Registration
Registered                      Registered           Per Share            Price(1)                    Fee

Common Shares
with a par value
of $.50 each                    1,000,000            N/A                $ 73,550,000               $18,387.50
Plan Participations(2)          Indeterminate        N/A                  N/A                       N/A



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (based on a closing price of $73.55 per share on March 5, 2001).

(2) Pursuant to Rule 416(c), this Registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan referenced above.

Pursuant to Instruction E to Form S-8, the information contained in registration Statement No. 333-86391 is hereby incorporated by reference into this Registration Statement, except as set forth below under Item 8.

Item 8.  Exhibits

         See List of Exhibits at page 3.



                                   SIGNATURES


                  THE REGISTRANT -- Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 7th day of March, 2001.

                                       EATON CORPORATION


                                       By  /s/ J. R. Horst
                                          ----------------
                                          J. R. Horst
                                          Vice President
                                          and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


        Name                                 Title                      Date
        ----                                 -----                      ----

          *                       Chairman and Chief Executive     March 7, 2001
-----------------------           Officer; Principal Executive
Alexander M. Cutler               Officer; Director




          *                       Executive Vice President - Chief
-----------------------           Financial and Planning Officer;
   Adrian T. Dillon               Principal Financial Officer

          *                                 Vice President and Controller;
-----------------------                     Principal Accounting Officer
   Billie K. Rawot


          *                                 Director
-----------------------
   Michael J. Critelli

          *                                 Director
-----------------------
   Ernie Green

          *                                 Director
-----------------------
   Deborah L. McCoy

          *                                 Director
-----------------------
   John R. Miller

          *                                 Director
-----------------------
   Victor A. Pelson

          *                                 Director
-----------------------
   A. William Reynolds

          *                                 Director
-----------------------
   Gary L. Tooker







*By     /s/ DAVID M. O'LOUGHLIN
     ------------------------------
     David M. O'Loughlin, Attorney-in-Fact
     for the Officers and Directors
     signing in the capacities indicated

Page 3
                                  EXHIBIT INDEX

Exhibit
Number
------

23                  Consent of Ernst & Young LLP.

24                  Power of Attorney.